Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with valuation policies and procedures that have been approved by our board of directors. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of March 31, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of March 31, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $881,987)	$926,925
Cash and cash equivalents	189,458
Other assets	13,416
Other liabilities	(24,030)
Distributions payable	(8,293)
Accrued performance fee	(963)
Management fee payable	(4)
Net Asset Value	$1,096,509
Number of outstanding shares	40,652,783

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of March 31, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of March 31, 2025
Series I
A-II Shares	$269,559	10,032,586	$26.87
F-I Shares	$34,747	1,304,300	$26.64
V Shares	$1	40	$25.00
E shares	$222	8,201	$27.06
I Shares	$9,071	338,637	$26.79
S Shares	$3	110	$26.77
Series II
A-II Shares	$751,900	27,812,717	$27.03
F-I Shares	$29,254	1,091,521	$26.80
V Shares	$1	40	$25.00
E shares	$881	32,351	$27.23
I Shares	$867	32,170	$26.97
S Shares	$3	110	$26.96
Total	1,096,509	40,652,783